SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 28, 2004

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

(440) 943-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c. Exhibits

99.1	The Lubrizol Corporation News Release dated July 28, 2004, is furnished under Item 12.

Item 12. Results of Operations and Financial Condition

A copy of the news release of The Lubrizol Corporation dated July 28, 2004, announcing the Company’s results for the quarter ended June 30, 2004, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Net income as adjusted for exclusion of the Noveon acquisition is net income per our consolidated results, adjusted for restructuring charges incurred subsequent to the acquisition, the write-off of acquired in-process research and development (IPR&D) costs, segment operating income contributed by Noveon in the second quarter, the costs of the inventory step-up, the incremental finance costs associated with the acquisition and the impact of a higher effective tax rate due to the acquisition. Management believes that both net income and net income as adjusted for exclusion of the Noveon acquisition assist the investor in understanding the impact of the Noveon acquisition to the results of operations of The Lubrizol Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: July 28, 2004	By:	/s/ Leslie M. Reynolds
	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	The Lubrizol Corporation News Release dated July 28, 2004